EXHIBIT 99.1

ASCONI ANNOUNCES THE DISMISSAL OF ALL CLASS ACTION LAWSUITS

ORLANDO, Fla., October 12, 2004 /PRNewswire-FirstCall/ — Asconi Corporation (Amex: ACD), an Eastern European producer of wines and spirits, announced today that all securities class action lawsuits that had been previously filed against the Company in the United States District Court for the Middle District of Florida (the “Court”) have been dismissed, in their entirety, without any further legal action required by the Company. Specifically, seven class action lawsuits have been voluntarily dismissed without prejudice by the plaintiffs in each respective case; the eighth class action was dismissed without prejudice by the Court’s Order. The complaints alleged, among other things, that the Company and certain executive officers made material misrepresentations and omissions of material facts concerning the Company’s business performance and financial condition during a period from May 2003 to March 2004.

Asconi made no payment in connection with dismissal of the lawsuits, and has no obligation to make payments whatsoever to any plaintiffs or their counsel in connection with the dismissals. Further, Asconi has no other obligations in connection with the dismissals.

About Asconi Corporation

Asconi Corporation (Amex: ACD) is a producer and distributor of wines and spirits in Eastern Europe. For more information, please visit www.asconi.com.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the Company files periodically with the SEC.